U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 24, 2013

SurePure, Inc.

(Exact name of Company as specified in its charter)

Nevada	000-54172	26-3550286
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

405 Lexington Avenue, 25th Floor New York, NY 10174 (Address of principal executive offices) Telephone: (917) 368-8480 Facsimile: (917) 368-8005 (Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On May 24, 2013, we and Trinity Asset Management (Proprietary) Limited, a company formed under the laws of South Africa, entered into the Share Purchase Agreement (the “Share Purchase Agreement”), dated that date, under which Trinity agreed to purchase 1,000,000 shares of our Common Stock, par value $0.001 per share, in three installments during the period from May 24 through June 28, 2013 each at a cash purchase price of $1.00 per share. In addition, if Trinity purchases all of the 1,000,000 shares which it is obligated to purchase, Trinity will have the right to purchase up to 1,000,000 additional shares of our common stock at a purchase price of $1.35 per share during the period ending July 31, 2013. At the time of the execution of the Share Purchase Agreement by both parties, Trinity purchased 250,000 shares of our Common Stock for $250,000.

The share purchased and to be purchased by Trinity are restricted shares and bear a restrictive legend. The Share Purchase Agreement provides that, if Trinity fully performs its obligations to purchase 1,000,000 shares, we will use our best efforts to include the shares so purchased and any additional shares purchased under the Share Purchase Agreement in any registration statement that we file with the Securities and Exchange Commission on or after July 31, 2013 for the resale of shares of our Common Stock by the shareholders. On or after June 1, 2014, Trinity may demand that we use our best efforts to register the shares and any additional shares purchased for resale by Trinity.

The Share Purchase Agreement provides that we will use the proceeds of the shares for our working capital purposes.

In the Share Purchase Agreement, Trinity represented to us that it was an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended, and that it was not a “U. S. Person” within the meaning of Regulation S promulgated under the Securities Act of 1933 as amended. Trinity also represented that it was not acquiring the shares for the benefit of any U. S. Person, that it will be the sole beneficial owner of the shares and that it has not prearranged any sale to any persons in the United States. On the basis of the representations and warranties made by Trinity in the Share Purchase Agreement, we believe that the sale of shares of our Common Stock under the Share Purchase Agreement is exempt from the registration requirements of the Securities Act.

Trinity is an asset manager based in Cape Town, South Africa. Trinity currently owns 3,094,737 shares of our Common Stock which it acquired in the share exchange which was completed on December 12, 2102. At time of the share exchange Trinity held 3,094,737 common shares of SurePure Investment Holding, AG (“SPI”). In the share exchange, all holders of SPI exchanged those shares for shares of our Common Stock and SPI became a subsidiary of ours. For additional information concerning Trinity and its acquisition of shares of SPI, see our Current Report filed on December 13, 2012, under the caption “Recent Financing and Acquisition Transactions--Subscription Agreement for Shares.” As part of the Share Purchase Agreement, Trinity has agreed to make all filings required to be made by it under the Securities Exchange Act of 1934, as amended.

The foregoing description of the Share Purchase Agreement is subject to, and qualified in its entirety by, the document attached hereto as Exhibit 10.1, which is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02. The issuance and sale of securities by us under the Share Purchase Agreement is exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Regulation S promulgated under the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Share Purchase Agreement, dated May 24, 2013, between SurePure, Inc. and Trinity Asset Management (Proprietary) Ltd.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUREPURE US, INC. (Registrant)

Date: May 28, 2013	/s/ Stephen M. Robinson
Stephen M. Robinson
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Share Purchase Agreement, dated May 24, 2013, between SurePure, Inc. and Trinity Asset Management (Proprietary) Ltd.